Exhibit 99.2

ASHLAND GLOBAL HOLDINGS INC. AND CONSOLIDATED SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed consolidated pro forma financial statements are based upon the historical financial statements of Ashland Global Holdings Inc. and its consolidated subsidiaries (Ashland), adjusted to reflect the disposition of  the Composites segment (excluding maleic) and Intermediates and Solvents facility in Marl Germany (Marl facility).  The following unaudited condensed consolidated pro forma financial statements of Ashland should be read in conjunction with the related notes and with the historical consolidated financial statements of Ashland and the related notes included in previous filings with the Securities and Exchange Commission.  The unaudited condensed pro forma consolidated balance sheet reflects the separation of the Composites segment (excluding maleic) and Marl facility as if it occurred on June 30, 2019 while the unaudited condensed pro forma statements of consolidated income give effect to the disposition as if it occurred on October 1, 2015, the beginning of the earliest period presented.  The pro forma adjustments in the unaudited condensed pro forma statements of consolidated income include the maleic business.  The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that Ashland management believe are reasonable.

The unaudited condensed consolidated pro forma financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the disposition of the Composites segment (excluding maleic) and Marl facility closed on June 30, 2019 for the unaudited condensed pro forma consolidated balance sheet or on October 1, 2015 for the unaudited condensed pro forma statements of consolidated income.  For example, these financial statements do not reflect any potential earnings or other impacts from the use of the proceeds from the disposition or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges.  Readers should not rely on the unaudited condensed consolidated pro forma financial statements as being indicative of the historical operating results that Ashland would have achieved or any future operating results or financial position that it will experience after the transaction closes.

Ashland Global Holdings Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Consolidated Balance Sheet
June 30, 2019
		(a)
(In millions)	Historical	Composites and Marl facility	Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$132	$488	$620
Accounts receivable	507		507
Inventories	595		595
Other assets	47		47
Held for sale	756	(702)	54
Total current assets	2,037	(214)	1,823
Noncurrent assets
Property, plant and equipment
Cost	3,196	-	3,196
Accumulated depreciation	1,616	-	1,616
Net property, plant and equipment	1,580	-	1,580
Goodwill	2,285		2,285
Intangibles	1,118		1,118
Restricted Investments	310		310
Asbestos insurance receivable	161		161
Deferred income taxes	28		28
Other assets	406		406
Held for sale	-		-
Total noncurrent assets	5,888	-	5,888
Total assets	$7,925	$(214)	$7,711

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$332	$(6)	$326
Trade and other payables	275		275
Accrued expenses and other liabilities	241	83	324
Held for sale	159	(155)	4
Total current liabilities	1,007	(78)	929
Noncurrent liabilities
Long-term debt	2,275	(506)	1,769
Asbestos litigation reserve	576		576
Deferred income taxes	284	(15)	269
Employee benefit obligations	147	4	151
Other liabilities	419	-	419
Held for sale	-		-
Total noncurrent liabilities	3,701	(517)	3,184

Equity	3,217	381	3,598

Total liabilities and equity	$7,925	$(214)	$7,711

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Global Holdings Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Nine months ended June 30, 2019
		(b)
(In millions except per share data)	Historical	Composites and Marl facility	Pro Forma

Sales	$1,884		$1,884
Cost of sales	1,327		1,327
Gross profit	557	-	557

Selling, general and administrative expense	429		429
Research and development expense	51		51
Equity and other income	3		3
Operating income	80	-	80

Net interest and other expense	73		73
Other net periodic benefit income	17		17
Net loss on divestitures	(3)	-	(3)
Income from continuing operations, before income taxes	21	-	21
Income tax expense	24		24
Income (loss) from continuing operations	$(3)	$-	$(3)

Earnings per share from continuing operations
Basic	$(0.05)		$(0.05)
Diluted	(0.05)		(0.05)

Average common shares outstanding (in millions)
Basic	63		63
Diluted	63		63

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Global Holdings Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year ended September 30, 2018
		(c)
(In millions except per share data)	Historical	Composites and Marl facility	Pro Forma

Sales	$3,743	$(1,154)	$2,589
Cost of sales	2,668	(942)	1,726
Gross profit	1,075	(212)	863

Selling, general and administrative expense	771	(79)	692
Research and development expense	85	(12)	73
Equity and other income	8	(4)	4
Operating income	227	(125)	102

Net interest and other expense	122	(20)	102
Other net periodic benefit income	13	2	15
Net loss on acquisitions and divestitures	(4)		(4)
Income from continuing operations, before income taxes	114	(103)	11
Income tax expense	9	(17)	(8)
Income from continuing operations	$105	$(86)	$19

Earnings per share from continuing operations
Basic	$1.68	$(1.38)	$0.30
Diluted	1.66	(1.37)	0.29

Average common shares outstanding (in millions)
Basic	63	-	63
Diluted	64	-	64

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Global Holdings Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year ended September 30, 2017
		(c)
(In millions except per share data)	Historical	Composites and Marl facility	Pro Forma

Sales	$3,260	$(951)	$2,309
Cost of sales	2,363	(783)	1,580
Gross profit	897	(168)	729

Selling, general and administrative expense	675	(65)	610
Research and development expense	83	(10)	73
Equity and other income	7	(4)	3
Operating income (loss)	146	(97)	49

Net interest and other expense	234	(5)	229
Other net periodic benefit costs	(4)	(2)	(6)
Net loss on acquisitions and divestitures	(6)	(4)	(10)
Loss from continuing operations, before income taxes	(98)	(98)	(196)
Income tax benefit	7	(23)	(16)
Loss from continuing operations	$(105)	$(75)	$(180)

Earnings per share from continuing operations
Basic	$(1.69)	$(1.21)	$(2.90)
Diluted	(1.69)	(1.21)	(2.90)

Average common shares outstanding (in millions)
Basic	62	-	62
Diluted	62	-	62

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Global Holdings Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year ended September 30, 2016
		(c)
(In millions except per share data)	Historical	Composites and Marl facility	Pro Forma

Sales	$3,019	$(840)	$2,179
Cost of sales	2,132	(669)	1,463
Gross profit	887	(171)	716

Selling, general and administrative expense	858	(153)	705
Research and development expense	87	(10)	77
Equity and other income	8	(6)	2
Operating loss	(50)	(14)	(64)

Net interest and other expense	173		173
Other net periodic benefit costs	(77)	15	(62)
Net loss on acquisitions and divestitures	(8)		(8)
Loss from continuing operations, before income taxes	(308)	1	(307)
Income tax benefit	(25)	(21)	(46)
Loss from continuing operations	$(283)	$22	$(261)

Earnings per share from continuing operations
Basic	$(4.51)	$0.35	$(4.16)
Diluted	(4.51)	0.35	(4.16)

Average common shares outstanding (in millions)
Basic	63	-	63
Diluted	63	-	63

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

ASHLAND GLOBAL HOLDINGS INC. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(a)  These adjustments reflect the disposition of the Composites segment and Marl facility (excluding the maleic business) assets and liabilities which had been reported as "held for sale" as of June 30, 2019 for approximately $1.0 billion in cash, less estimated purchase price adjustments for changes in specified balance sheet items (primarily working capital and retirement plan accounts) as compared to the amounts set forth in the definitive agreement to sell the Composites segment and Marl facility dated November 15, 2018, as well as the amendments to the agreement in July 2019 to exclude the maleic business, the final amount of which will be determined subsequent to closing.  The net increase to stockholders' equity of $381 million at June 30, 2019 approximates the estimated after-tax gain on the disposition of the Composites segment and Marl facility to be reported in the fourth quarter of 2019.  This amount includes the estimated gain on sale of $369 million and deferred translation adjustment of $20 million offset by loss on pension curtailment of $4 million and accelerated debt issuance cost of $4 million.

The adjustments also reflect the accrual of estimated income taxes payable of $71 million, transaction costs of $12 million, covenant debt repayments of $516 million ($6 million of which represented a current portion reduction of long-term debt), accelerated debt issuance cost reduction of $4 million, and a curtailment loss of $1 million on the retained pension plans (with the related loss on remeasurement of these plans of $3 million resulting in a net estimated $4 million increase in employee benefit obligations).

(b)  The direct operating results of the Composites segment (including the maleic business) and Marl facility were presented in discontinued operations for the nine months ended June 30, 2019 in Ashland's Form 10-Q for the fiscal third quarter ended June 30, 2019.  As a result, no pro forma adjustments were required.

(c ) These adjustments eliminate the operating results of the Composites segment (including the maleic business) and Marl facility as if the transaction occurred on October 1, 2015.  The direct operating results of the Composites segment and Marl facility are reported in discontinued operations.  The amounts eliminated do not include allocations of corporate expenses included in Selling, General and Administrative Expense.  These corporate expenses were $46 million, $36 million and $35 million for fiscal years ended September 30, 2018, 2017 and 2016, respectively.  Allocations of corporate overhead remaining with Ashland may not be allocated to discontinued operations for financial statement presentation.

For purposes of these unaudited condensed consolidated pro forma financial statements, estimated income tax rates of 17%, 23% and benefit of 2100%  have been used for fiscal years ended September 30, 2018, 2017 and 2016, respectively.  The estimated income tax rates are based the application of the intraperiod tax allocation model in ASC 740, Income Taxes.